Exhibit 10.3

LOAN AND SECURITY AGREEMENT

SERIES c

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and dated as of December 19, 2024 and is entered into by and among (a) FOREVER 8 FUND, LLC, a Delaware limited liability company (the “Borrower”); (b) the several individuals, financial institutions or entities from time to time parties to this Agreement as lenders (collectively, referred to as “Lenders” and each a “Lender”); and (c) the administrative and collateral agent for the Lender (s). Otherwise, the term “Agent” shall refer to each Lender and the Lenders collectively if applicable ( the “Agent”).

RECITALS

A. Borrower has requested Lenders make available to Borrower a Loan in the initial principal amount of __, with Aggregate Commitments from existing and Subsequent Lenders (as defined herein) not to exceed __ ($__); and

B. Lenders are willing to make such Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Lenders and Agent, if any, agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Advance Date” means the funding date of any Subsequent Draw.

“Advance Request” means a request for a Subsequent Draw submitted by Borrower to Agent and Escrow Agent in substantially the form of Exhibit C.

“Affiliate” means, as to any Person, (a) any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person or (b) any Person related by blood or marriage to any Person described in subsection (a) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement. In the event that an Agent is not selected, then each Lender, individually and/or collectively with other Lenders, shall assume all tasks and obligations as the Agent under this Agreement. In said event, anywhere in this Agreement referring to the Agent shall mean the Lender or Lenders collectively.

“Aggregate Commitment” has the meaning set forth in Section 2.1(a), as may be amended pursuant to Section 2.6 (c) (iii).

“Agreement” means this Loan and Security Agreement, as it may be amended, modified, supplemented or restated from time to time.

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“Applicable Percentage” means, with respect to any Lender, the percentage (carried to the ninth decimal place) of the Aggregate Commitment represented by the amount of such Lender’s Commitment at such time.

“Assignee” has the meaning given to it in Section 10.13.

“Board” means Borrower’s board of directors or equivalent governing body.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.

“Claims” has the meaning given to it in Section 10.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.1.

“Commitment” means as to any Lender, the obligation of such Lender to (i) make the Initial Loan Advance to Borrower and (ii) deposit the Escrow Funds with the Escrow Agent in accordance with Section 2.1(a), in an aggregate principal amount not to exceed the amount set forth on the signature page of Lender. under the heading “Commitment.”

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollars” and the sign “$” mean lawful currency of the United States of America.

“Escrow Account” means an account, if any, in accordance with the Escrow Agreement.

“Escrow Agent” means an escrow agent selected by Borrower, if any, and reasonably acceptable to the Agent.

“Escrow Agreement” means an escrow agreement if applicable, executed and delivered by Escrow Agent, Borrower and Agent.

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“Escrow Funds” has the meaning set forth in Section 2.1(a).

“Event of Default” has the meaning given to it in Section 8.1.

“Facility Increase” has the meaning given to it in Section 2.6(a).

“Facility Increase Request” means a notice substantially in the form attached hereto as Exhibit F pursuant to which Borrower requests a Facility Increase.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Increase Effective Date” has the meaning given to it in Section 2.6(b).

“Increasing Lender” has the meaning given to it in Section 2.6(a).

“Indebtedness” means, with respect to any Person, indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of such Person (such as merchant cash advances), and (e) all Contingent Obligations.

“Indemnified Persons” has the meaning given to it in Section 6.2.

“Initial Loan Advance” has the meaning set forth in Section 2.1(a).

“Interest Rate” means fifteen percent (15.00%) per annum.

“Invited Lender” has the meaning given to it in Section 2.6(a).

“Lender” has the meaning given to it in the preamble to this Agreement.

“Liabilities” has the meaning given to it in Section 6.2.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the extension by Lenders of the Initial Loan Advance to Borrower and the deposit of the Escrow Funds with the Escrow Agent hereunder.

“Loan Documents” means this Agreement, the Note, the Escrow Agreement, all UCC financing statements, the Subordination Agreements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

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“Maturity Date” means June 30, 2025 for the Initial Loan Advance and for all Subsequent Draws (“Maturity Date” or “Initial Maturity Date”). Lender shall have the right to accelerate the Initial Maturity Date as set forth below (“Accelerated Maturity Date”) by providing written notice to the Borrower at any time on or prior to January 10, 2025. In such event, the Accelerated Maturity Date shall be February 28, 2025. If no such notice is given, the Borrower shall have the right to extend the Maturity Date to September 30, 2025 (“Extended Maturity Date”) by providing written notice to the Lenders of the extension of the Maturity Date at any time on or prior to the Initial Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Note” means a promissory note or promissory notes to evidence Lenders’ Commitment substantially in the form of Exhibit A.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lenders; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties, and which claims or demands are either not delinquent or are being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iii) Liens on Equipment constituting purchase money Liens and Liens in connection with capital leases; (iv) security deposits in connection with real property leases in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) at any time; (v) pledges or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, social security and other like laws; (vi) Liens arising from the filing of precautionary UCC financing statements with respect to any lease not prohibited by this Agreement; (vii) Liens pursuant to the Series A Loan Agreement and the Series B Loan Agreement (each as defined in the Subordination Agreements), subject to the Subordination Agreements and (viii) other Liens securing other obligations not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Release Notice” means an irrevocable authorization to release proceeds in the form of a Subsequent Draw, submitted by Agent to Escrow Agent in substantially the form of Exhibit E.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordination Agreements” means those certain subordination agreements executed and delivered by Lenders, Borrower, Agent and the Subordinated Lenders (as defined therein).

“Subsequent Draw” shall have the meaning assigned to such term in Section 2.1(b).

“Subsequent Lender” has the meaning given to it in Section 2.6(a).

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“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unused Commitment Amount” means, at any time of determination, the Aggregate Commitment, minus, the Initial Loan Advance, minus, the aggregate amount of all Subsequent Draws.

“Unused Commitment Fee” shall have the meaning assigned to such term in Section 2.1(d).

Unless otherwise specified, all references in this Agreement or any Annex hereto to a “Section,” “subsection,” “Exhibit,” or “Annex” shall refer to the corresponding Section, subsection, Exhibit or Annex in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 The Loan.

(a) The Initial Loan Advance. Subject to the terms and conditions of this Agreement and the Escrow Agreement, on the Closing Date, each Lender will severally (and not jointly) make available to Borrower, in an amount not to exceed its respective Commitment, a Loan Advance of __ ($__) (as such amount may be increased pursuant to Section 2.6, the “Aggregate Commitment”) in the aggregate, of which (x) $__ will be deposited into an account of the Borrower in accordance with its written instructions (the “Initial Loan Advance”) and (y) the remaining balance of the Aggregate Commitment after deducting the Initial Loan Advance shall be deposited into the Escrow Account (the “Escrow Funds”).

(b) Subsequent Draws. Subject to the terms and conditions of this Agreement and the Escrow Agreement, if any, Borrower may, at any time, request an advance for all or a portion of the Escrow Funds from Escrow Agent (each such advance, a “Subsequent Draw”). Proceeds of each Subsequent Draw shall be deposited directly to Borrower in accordance with the terms of the Escrow Agreement.

(c) Advance Request. To obtain the proceeds of a Subsequent Draw, Borrower shall complete, sign and deliver to Agent and Escrow Agent an Advance Request, for all or a portion of the Escrow Funds, at least five (5) Business Day before the requested Advance Date.

(d) Unused Commitment Fee. Separate from, and not in addition to, the interest provided for in Section 2.1 (e), Borrower shall pay to Agent, for the account of each Lender, according to its Applicable Percentage, an unused commitment fee on the actual daily amount of the Unused Commitment Amount during the immediately preceding calendar quarter at the rate of five percent (5.00%) per annum (the “Unused Commitment Fee”). For the avoidance of doubt, once all or any portion of the Aggregate Commitment is advanced to Borrower as a Subsequent Draw, no Unused Commitment Fee shall be payable on the amount of such Subsequent Draw under any circumstances. Any interest generated on the funds held in the Escrow Account shall first be applied to the Unused Commitment Fee and any remaining balance shall be returned to the Borrower.

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(e) Interest. The principal balance of the Initial Loan Advance and each Subsequent Draw, shall bear interest thereon from the Closing Date and applicable Advance Date, respectively, at the Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. No interest shall be payable by the Borrower or otherwise accrue on the funds held in the Escrow Account.

(f) Payment.

(i) The Unused Commitment Fee shall be payable in arrears on the fifth (5th) Business Day of each calendar quarter for the preceding calendar quarter and on the Maturity Date for the period from the end of the preceding calendar quarter until the Maturity Date.

(ii) Interest shall be payable in arrears on the fifth (5th) Business Day of each calendar month for the preceding calendar month and on the Maturity Date for the period from the end of the preceding calendar month until the Maturity Date.

(iii) The entire principal balance of all Secured Obligations (including all accrued but unpaid interest hereunder) shall be due and payable on Maturity Date.

(iv) Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

(v) Borrower will make all payments of principal and interest in Dollars by wire transfer of immediately available funds to one or more accounts identified in writing by Agent.

(vi) Once repaid, the Secured Obligations or any portion thereof may not be re-borrowed.

(g) Pro Rata Treatment. Each Lender shall be entitled to receive its Applicable Percentage (or other applicable share as provided herein) of each payment received by Agent hereunder for the account of Lenders on the Secured Obligations. Each payment received by Agent hereunder for the account of a Lender shall be promptly distributed by Agent to such Lender. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal amount of the Initial Loan Advance; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

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2.3 Default Interest. In the event any payment is not paid on or within five (5) Business Days of the scheduled payment date, an amount equal to two percent (2.00%) of the past due amount shall be payable on demand, in addition to interest accruing pursuant to Section 2.1(e). In addition, upon the occurrence and during the continuation of an Event of Default hereunder, the Initial Loan Advance and all Subsequent Draws, including principal, interest, compounded interest, and professional fees thereupon, shall upon the election of the Agent or the Lenders bear interest at the Interest Rate, plus five (5) percentage points. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(e) or this Section 2.3, as applicable.

2.4 Prepayment. Borrower may not prepay all or a portion of the Secured Obligations without the prior written consent of the Lender.

2.5 Notes. On the Closing Date, Borrower shall execute and deliver to each Lender a Note to evidence the Loan.

2.6 Increases to the Aggregate Commitment.

(a) Requests for Facility Increases. Subject to compliance with the terms of this Section 2.6, Borrower may request permanent increases to the Aggregate Commitment (each such increase, a “Facility Increase”), by: (x) admitting additional Lenders in accordance with Section 10.18 (each, a “Subsequent Lender”); or (y) obtaining an increase in the Commitment of any Lender (each, an “Increasing Lender”), or both, in each case as invited to participate in such increase at Borrower’s option (each such Subsequent Lender or Increasing Lender, an “Invited Lender”).

(b) Effective Date and Term. Agent and Borrower shall determine the effective date of any Facility Increase (the “Increase Effective Date”), which shall be a Business Day.

(c) Conditions to Effectiveness of Facility Increase. The following are conditions precedent to the effectiveness of any Facility Increase:

(i) Borrower shall have delivered to Lenders a Facility Increase Request which shall specify the Invited Lenders;

(ii) Borrower shall have, as applicable, executed: (A) if requested, a new Note payable to the order of each Subsequent Lender; or (B) a replacement Note payable to the order of each Increasing Lender;

(iii) After giving effect to the Facility Increase, the Aggregate Commitment will not exceed $__;

(iv) No Event of Default or Default shall have occurred and be continuing as of the Increase Effective Date, or immediately after giving effect to the related Facility Increase;

(v) As of the Increase Effective Date, the representations and warranties contained in SECTION 5 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct in all material respects as of such earlier date; and

(vi) On the applicable Increase Effective Date (x) one or more Increasing Lenders has provided an increased Commitment, or (y) one or more Subsequent Lenders shall have joined this Agreement in accordance with Section 10.18, to provide Commitments in the aggregate sufficient to support the requested Facility Increase.

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(d) Specific Terms. Any Facility Increase will be on the same terms as contained herein and in the other Loan Documents.

(e) Documentation. Upon the effectiveness of any such increase in the Aggregate Commitment, the aggregate Loan Commitment amount will be automatically updated to reflect any corresponding increase in any Lender’s Commitment or the Commitment of any Subsequent Lender.

(f) Lender Acceptance; Allocation.

(i) Non-Pro Rata. For the avoidance of doubt, Borrower may request that one or more Lenders provide a Facility Increase on a non-pro rata basis, provided that (x) no Lender shall be required to increase its Commitment, (y) Subsequent Lenders may join this Agreement to provide Commitments as set forth above and (c) no consent shall be required in connection with any Facility Increase other than that of Borrower and the Lenders providing the Commitments therefor.

(ii) Allocation of Secured Obligations On any Increase Effective Date with respect to any Facility Increase with respect to which either a Subsequent Lender has provided a Commitment or an Increasing Lender has increased its Commitment, Borrower and Agent will reallocate the outstanding Loans hereunder such that, after giving effect thereto, the ratio of each Lender’s (including each Subsequent Lender’s and Increasing Lender’s) share of the Secured Obligation over the Aggregate Commitment will be equivalent to its new Commitment divided by the aggregate Commitment of all Lenders holding a Commitment. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a Subsequent Lender or Increasing Lender.

SECTION 3. SECURITY INTEREST

3.1 Collateral. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to all Inventory or Equipment and machinery, in each case, purchased (or refinanced) with the proceeds of the Initial Loan Advance and any Subsequent Draw, and, to the extent not otherwise included, all Proceeds of each of the foregoing and all products, additions, increases and accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (collectively, the “Collateral”).

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligation of each Lender to make the Initial Loan Advance hereunder is subject to the satisfaction by Borrower of the following conditions:

4.1 Borrower Deliveries. On or prior to the Closing Date, Borrower shall have delivered to Lenders the following:

(a) executed copies of the Loan Documents (provided that in the case of the Note, original copies thereof shall be delivered to Lenders promptly after the Closing Date), and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

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(b) certified copy of resolutions of the Board, evidencing approval of (i) the Initial Loan Advances and the other transactions evidenced by the Loan Documents; and (ii) the security interest granted to the Agent under this Agreement;

(c) certified copies of the organizational documents of Borrower;

(d) invoices or bills of sale of the Equipment, Inventory and machinery being acquired with the proceeds of the Initial Loan Advance or that was already acquired and is being refinanced with the proceeds of the Initial Loan Advance; and

(e) a certificate of good standing for Borrower from its state of incorporation or formation.

4.2 Conditions to Subsequent Draws. With respect to each Subsequent Draw:

(a) the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the initial Advance Date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after the Advance Date no Default or Event of Default shall have occurred and be continuing;

(c) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing;

(d) invoices or bills of sale for the Inventory, Equipment or machinery being acquired with the proceeds of such Subsequent Draw (or that was already acquired and is being refinanced with the proceeds of the Subsequent Draw) shall have been delivered to Lenders; and

(e) Lenders shall complete, sign and deliver to Escrow Agent a Release Notice authorizing the release of such Subsequent Draw.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Borrower is an entity duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names and locations (if any) for the five (5) years prior to the Closing Date), place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice provided to Agent after the Closing Date.

5.2 Collateral. Borrower owns, or will own, the Collateral, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

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5.3 Consents. Borrower’s execution, delivery and performance of the Note, this Agreement and all other Loan Documents (i) have been duly authorized by all necessary corporate action or resolutions of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s organizational documents, or any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in material default in any manner under any provision of any material agreement to which it is a party or by which it is bound. Borrower, its controlled Affiliates and, to the knowledge of the Borrower, any agent or other party acting on behalf of Borrower or its controlled Affiliates are in material compliance with all applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations, and none of the funds to be provided under this Agreement will be used, directly or indirectly, for any activities in violation of such laws and regulations.

5.7 Information Correct and Current. No written information, report, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent or any Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made.

SECTION 5A. REPRESENTATIONS AND WARRANTIES OF LENDERS

Each Lender (severally and not jointly) represents and warrants that:

5A.1 Suitability. Alone, or together with any professional advisor(s), it has adequately analyzed and fully considered the risks of making the Loan required by it hereunder and determined that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Lender’s Loan to Borrower.

5A.2 Access to Information. It acknowledges and agrees that (i) it has received and has had an adequate opportunity to review, such financial and other information as it deems necessary in order to make the Loan required by it hereunder and made its own assessment and is satisfied concerning the relevant other economic considerations relevant to its lending such funds to Borrower; (ii) it has had the full opportunity to ask such questions, receive such answers, and conducted and completed its own independent due diligence with respect to the Loan and obtain such information as it has deemed necessary.

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5A.3 Power and Authority. It has all necessary power, authority or capacity, as applicable, to enter into, deliver and perform its obligations under this Agreement.

5A.4 Financial Capacity. On the Closing Date, it will have sufficient funds to make the Loan required of it hereunder.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, documented reasonable out-of-pocket costs and expenses, damages and liabilities (including such claims and documented reasonable out-of-pocket costs and expenses, damages and liabilities based on liability in tort, including strict liability in tort), including documented reasonable out-of-pocket attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral. Borrower agrees to pay, and to hold Agent and Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lenders) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority (subject to Permitted Liens) to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

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7.2 Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens.

7.3 Notification of Event of Default. Borrower shall notify Agent immediately upon obtaining knowledge of the occurrence of any Event of Default.

7.4 Use of Proceeds. Borrower shall use the proceeds of each Subsequent Draw for purposes of purchasing Equipment, Inventory and Machinery.

SECTION 8. EVENTS OF DEFAULT

8.1 An “Event of Default” shall exist if any one or more of the following events shall occur:

(a) Payments. Borrower fails to pay principal, interest or any other amount due under this Agreement, the Note or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within thirty (30) days following the applicable due date for such payment; or

(b) Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lenders, and (a) with respect to a default under any covenant under this Agreement, any other Loan Document or any other agreement among Borrower, Agent and Lenders, such default continues for more than twenty (20) days after the earlier of the date on which (i) Agent or any Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default; or

(c) Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

(d) Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

(e) Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or any of their respective directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

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(f) Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) and Borrower fails to satisfy and discharge the same within thirty (30) days; or

(g) Other Obligations. The occurrence of any default (after the expiration of any notice or grace period) under any agreement or obligation of Borrower involving any Indebtedness in excess of Two Hundred Thousand Dollars ($200,000).

SECTION 9. REMEDIES

9.1 General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 8.1(e), all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

9.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 10.11;

Second, to Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal and interest), in such order and priority as Agent may choose in its sole discretion; and

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Finally, after the full and final payment in cash of all of the Secured Obligations (other than inchoate obligations), to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

9.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

9.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 10. MISCELLANEOUS

10.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to Agent:	At the address set forth on their respective signature page.

If to a Lender:	At the address set forth on their respective signature page.

	If to Borrower:	Forever 8 Fund, LLC
101 Larry Holmes Drive, Suite 313
Easton, PA 18042
Attention: Paul Vassilakos
Email: pvassilakos@forever8.com

With a copy to :	Legal Counsel:	Email: legal@8co.holdings

or to such other address as each party may designate for itself by like notice.

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10.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.3 (b). The Lenders, Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lenders, Agent, and all future holders of the Initial Loan Advance.

10.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.5 No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.

10.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

10.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents with notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents (i) as long as no Event of Default has occurred and is continuing, without the prior written consent of the Borrower (not to be unreasonably withheld, delayed or conditioned) or (ii) to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.

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10.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of New York, and shall have been accepted by Agent and Lenders in the State of New York. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.9 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.2, and shall be deemed effective and received as set forth in Section 10.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

10.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDERS SPECIFICALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 10.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

10.11 Professional Fees.

(a) On the Closing Date, Borrower promises to pay up to $2,500 of Agent’s and Lenders’ reasonable and documented out-of-pocket fees and expenses which are (x) necessary to finalize the loan documentation, including but not limited to reasonable and documented out-of-pocket attorney’s fees, UCC searches, filing costs, and other miscellaneous expenses and (y) incurred by Agent and Lenders after the Closing Date in connection with or related to: (1) the Initial Loan Advances and Subsequent Draws; (2) the administration, collection, or enforcement of the Initial Loan Advance, the Subsequent Draws and/or the Loan Documents; (3) the amendment or modification of the Loan Documents; and (4) any waiver, consent, release, or termination under the Loan Documents.

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(b) In addition, Borrower promises to pay any and all reasonable and documented out-of-pocket attorneys’ and other professionals’ fees and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (x) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (y) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (z) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

10.12 Borrower Liability. Borrower shall be obligated to repay all Secured Obligations hereunder. Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Person now or hereafter primarily or secondarily liable for any of the Secured Obligations, for any payment made by Borrower with respect to the Secured Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Secured Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to Borrower in contravention of this Section, Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Lenders, for application to the Obligations, whether matured or unmatured.

10.13 Assignment of Rights. Borrower acknowledges and understands that Agent or any Lender may, subject to Section 10.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and such Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and such Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or such Lender shall relieve Borrower of any of its obligations hereunder. Each Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

10.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lenders in cash.

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10.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

10.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and Borrower.

10.17 Agency.

(a) Lenders hereby irrevocably appoint Paul Vassilakos to act on their behalf as Agent hereunder and under the other Loan Documents and authorize Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, including, without limitation, to act as administrative agent and collateral agent and (i) to maintain, in accordance with its customary business practices, ledgers and records reflecting the Lenders and the status of the Collateral and related matters; (ii) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (iii) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (iv) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (v) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by Borrower to secure any of the obligations created by the Loan Documents.

(b) Lenders agree to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to their respective Applicable Percentages (based upon the total outstanding Commitments) in effect on the date on which indemnification is sought under this Section 10.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Secured Obligations and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

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(d) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lenders or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

(h) Collateral Matters. Lenders irrevocably authorize Agent, and Agent agrees,

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(i) to release any Lien on any Collateral or other property granted to or held by Agent under any Loan Document (A) upon the payment in full of all Secured Obligations, (B) that is or is to be sold or otherwise disposed of in the ordinary course of business, or (C) subject to Section 10.3(b), if approved, authorized or ratified in writing by the Lenders; and

(ii) to subordinate or release any Lien on any Equipment granted to or held by Agent under any Loan Document to the holder of any Lien on such Equipment constituting a purchase money Lien or a Lien in connection with capital leases, in each case solely to the extent such Lien is permitted in clause (iii) of the definition of “Permitted Liens”.

10.18 Addition of Lenders. Subject to Section 2.6 hereof, at the request of the Borrower, a new lender may join this Agreement as a Lender by delivering a lender joinder agreement to Borrower in substantially the form of Exhibit G, and such new Lender shall assume all rights and obligations of a Lender under this Agreement and the other Loan Documents; provided that:

(i) the Commitment of the new Lender shall be in addition to the Commitments of the existing Lenders in effect on the date of such new Lender’s joinder and the Aggregate Commitment shall be increased in a corresponding amount;

(j) Borrower shall execute such new Notes as Agent or the new Lender may reasonably request; and

(k) the outstanding Loans shall be reallocated in accordance with Section 2.6(f)(ii) hereof.

(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

FOREVER 8 FUND, LLC, a Delaware limited liability company

By:	Paul Vassilakos, Authorized Representative

(Signature Page to Loan and Security Agreement)

AGENT:

Paul Vassilakos

Address:	234 5th Ave, Suite 509
New York, NY 10001

Email:	pvassilakos@forever8.com

(Signature Page to Loan and Security Agreement)

LENDER(S):

COMMITMENT AMOUNT:

By:
Address:
Email:

(Signature Page to Loan and Security Agreement)